Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 8, 2018, relating to the consolidated financial statements of TORM plc appearing in the Annual Report on Form 20- F of TORM plc for the year ended December 31, 2017, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.
Deloitte Statsautoriseret Revisionspartnerselskab
Copenhagen, Denmark
 December 18, 2018
/s/ Max Damborg
Max Damborg
State Authorised
Public Accountant